Exhibit 99.1

Investor Contact:

Lauren Morris

513.579.9911 x11994

l.morris@medpace.com

Media Contact:

Julie Hopkins

513.579.9911 x12627

j.hopkins@medpace.com

FOR IMMEDIATE RELEASE

Medpace Holdings, Inc. Reports Fourth Quarter and Full Year 2020 Results

•

Revenue of $259.7 million in the fourth quarter of 2020 increased 13.0% from revenue of $229.9 million for the comparable prior-year period, representing a backlog conversion rate of 18.1%; Full year 2020 revenue of $925.9 million increased 7.5% from full year 2019.

•

Net new business awards were $358.6 million in the fourth quarter of 2020, representing an increase of 27.6% from net new business awards of $281.1 million for the comparable prior-year period, which resulted in a net book-to-bill ratio of 1.38x; Full year 2020 net new business awards of $1,175.0 million increased 7.4% from the prior year.

•

Fourth quarter of 2020 GAAP net income was $50.9 million, or $1.35 per diluted share, versus GAAP net income of $29.8 million, or $0.78 per diluted share, for the comparable prior-year period. GAAP net income for the full year 2020 was $145.4 million, or $3.84 per diluted share, versus GAAP net income of $100.4 million, or $2.67 per diluted share, for the full year 2019. Net income margin was 19.6% for the fourth quarter of 2020 and 15.7% for the full year 2020.

•

EBITDA was $60.2 million for the fourth quarter of 2020, an increase of 46.3% from EBITDA of $41.1 million for the comparable prior-year period, resulting in an EBITDA margin of 23.2%. EBITDA of $187.8 million for the full year 2020 increased 25.5% from the prior year, resulting in an EBITDA margin of 20.3%.

CINCINNATI, OHIO, February 15, 2021-- Medpace Holdings, Inc. (Nasdaq: MEDP) (“Medpace”) today announced financial results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter and Full Year 2020 Financial Results

Revenue for the three months ended December 31, 2020 increased 13.0% to $259.7 million, compared to $229.9 million for the comparable prior-year period. Revenue for the year ended December 31, 2020 increased 7.5% to $925.9 million, compared to $861.0 million for the year ended December 31, 2019. On a constant currency organic basis, revenue for the fourth quarter of 2020 increased 12.2% compared to the fourth quarter of 2019 and increased 7.3% for the year ended December 31, 2020 compared to the year ended December 31, 2019.

Backlog as of December 31, 2020 grew 20.1% to $1.5 billion from $1.3 billion as of December 31, 2019. Net new business awards were $358.6 million, representing a net book-to-bill ratio of 1.38x for the fourth quarter of 2020, as compared to $281.1 million for the comparable prior-year period. For the year ended December 31, 2020, net new business awards were $1,175.0 million, representing a net book-to-bill ratio of 1.27x, compared to $1,094.4 million for the year ended December 31, 2019. The Company calculates the net book-to-bill ratio by dividing net new business awards by revenue.

For the fourth quarter of 2020, total direct costs were $176.8 million, compared to total direct costs of $167.2 million in the fourth quarter of 2019. For the full year 2020, total direct costs were $647.2 million, compared to $615.3 million in the full year 2019. Selling, general and administrative (SG&A) expenses were $22.4 million in the fourth quarter of 2020, compared to SG&A expenses of $21.3 million in the fourth quarter of 2019. For the full year 2020, SG&A expenses were $92.2 million, compared to $95.2 million for the full year 2019.

GAAP net income for the fourth quarter of 2020 was $50.9 million, or $1.35 per diluted share, versus GAAP net income of $29.8 million, or $0.78 per diluted share, for the fourth quarter of 2019. This resulted in a net income margin of 19.6% and 13.0% for the fourth quarter of 2020 and 2019, respectively. GAAP net income for the full year 2020 was $145.4 million, or $3.84 per diluted share, versus GAAP net income of $100.4 million, or $2.67 per diluted share, for the full year 2019. This resulted in a net income margin of 15.7% and 11.7% for the full year 2020 and 2019, respectively.

EBITDA for the fourth quarter of 2020 increased 46.3% to $60.2 million, or 23.2% of revenue, compared to $41.1 million, or 17.9% of revenue, for the comparable prior-year period. EBITDA for the full year 2020 increased 25.5% to $187.8 million, or 20.3% of revenue compared to $149.6 million, or 17.4% of revenue, for the prior year. On a constant currency basis, EBITDA for the fourth quarter of 2020 increased 46.4% from the fourth quarter of 2019 and increased 24.6% for the full year 2020 compared to the full year 2019.

A reconciliation of the Company’s non-GAAP financial measures, including EBITDA and EBITDA margin to the corresponding GAAP measures is provided below.

Balance Sheet and Liquidity

The Company’s Cash and cash equivalents were $277.8 million at December 31, 2020, and the Company generated $105.5 million in cash flow from operating activities during the fourth quarter of 2020. During the fourth quarter of 2020, the Company repurchased approximately 0.41 million shares at an average price of $115.42 per share for a total of $47.4 million. The Company had $102.6 million remaining under its authorized share repurchase program at the end of the quarter.

Financial Guidance

The Company forecasts 2021 revenue in the range of $1.075 billion to $1.175 billion, representing growth of 16.1% to 26.9% over 2020 revenue of $925.9 million. GAAP net income for full year 2021 is forecasted in the range of $154.5 million to $170.5 million. Additionally, full year 2021 EBITDA is expected in the range of $205.0 million to $225.0 million. Based on forecasted 2021 revenue of $1.075 billion to $1.175 billion and GAAP net income of $154.5 million to $170.5 million, diluted earnings per share (GAAP) is forecasted in the range of $4.08 to $4.50. This guidance assumes a full year 2021 tax rate of 15.0% to 16.0% and does not reflect the potential impact of any share repurchases the Company may make pursuant to the share repurchase program.

Conference Call Details

Medpace will host a conference call at 9:00 a.m. ET, Tuesday, February 16, 2021, to discuss its fourth quarter 2020 results.

To participate in the conference call, dial 800-219-7113 (domestic) or 574-990-1030 (international) using the passcode 9646903.

To access the conference call via webcast, visit the “Investors” section of Medpace’s website at medpace.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A supplemental slide presentation will also be available at the “Investors” section of Medpace’s website prior to the start of the call.

A recording of the call will be available until Tuesday, February 23, 2021. To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) using the passcode 9646903.

About Medpace

Medpace is a scientifically-driven, global, full-service clinical contract research organization (CRO) providing Phase I-IV clinical development services to the biotechnology, pharmaceutical and medical device industries. Medpace’s mission is to accelerate the global development of safe and effective medical therapeutics through its high-science and disciplined operating approach that leverages regulatory and therapeutic expertise across all major areas including oncology, cardiology, metabolic disease, endocrinology, central nervous system and anti-viral and anti-infective. Headquartered in Cincinnati, Ohio, Medpace employs approximately 3,600 people across 39 countries as of December 31, 2020.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding our forecasted financial results, the anticipated impact of the coronavirus pandemic on our business, and the effective tax rate used for non-GAAP adjustment purposes. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” “forecast,” “may,”

“could,” “likely,” “anticipate,” “project,” “goal,” “objective,” “potential,” “range,” “estimate,” “preliminary,” similar expressions, and variations or negatives of these words.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our financial condition, actual results, performance (including share price performance), or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the potential loss, delay or non-renewal of our contracts, or the non-payment by customers for services we have performed; the failure to convert backlog to revenue at our present or historical conversion rate(s); the failure to maintain or generate new business awards; fluctuation in our results between fiscal quarters and years; the risks and uncertainties related to disruptions to or reductions in business operations or prospects due to pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases such as coronavirus disease COVID-19; decreased operating margins due to increased pricing pressure or other factors; our failure to perform our services in accordance with contractual requirements, government regulations and ethical considerations; the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders; our failure to increase our market share, grow our business, successfully execute our growth strategies or manage our growth effectively; the impact of a failure to retain key executives or other personnel or recruit experienced personnel; the risks associated with our information systems infrastructure, including potential cybersecurity breaches and other disruptions which could compromise patient information or our information; adverse results from customer or therapeutic area concentration; the risks associated with doing business internationally, including the effects of tariffs and trade wars; the risks associated with the Foreign Corrupt Practices Act and other anti-corruption laws; future net losses; the impact of changes in tax laws and regulations; our failure to attract suitable investigators and patients to our clinical trials; the liability risks associated with our research and development services, including risks of liability resulting from harm to patients; inadequate insurance coverage for our operations and indemnification obligations; fluctuations in exchange rates; general economic conditions in the markets in which we operate, including financial market conditions; the impact of a natural disaster or other catastrophic event; negative outsourcing trends in the biopharmaceutical industry and a reduction in aggregate expenditures and research and development budgets; our inability to compete effectively with other CROs; the impact of healthcare reform; the impact of consolidation in the biopharmaceutical industry; our failure to comply with federal, state and foreign healthcare laws; the effect of current and proposed laws and regulations regarding the protection of personal data; our potential involvement in costly intellectual property lawsuits; actions by regulatory authorities or customers to limit the scope of indications related to or withdraw an approved drug, biologic or medical device from the market; the impact of industry-wide reputational harm to CROs; and the effect of the U.K.’s withdrawal from the EU, which could have implications on our research, commercial and general business operations in the U.K. and the EU.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. If known or unknown risks or uncertainties materialize or if underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events, developments or circumstances cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Certain financial measures presented in this press release, such as EBITDA and EBITDA margin, are not recognized under generally accepted accounting principles in the United States of America, or U.S. GAAP. Management uses EBITDA and EBITDA margin or comparable metrics as a measurement used in evaluating our operating performance on a consistent basis, as a consideration to assess incentive compensation for our employees, for planning purposes, including the preparation of our internal annual operating budget, and to evaluate the performance and effectiveness of our operational strategies.

EBITDA and EBITDA margin have important limitations as analytical tools and you should not consider them in isolation, or as a substitute for, analysis of our results as reported under U.S. GAAP. See the condensed consolidated financial statements included elsewhere in this release for our U.S. GAAP results. Additionally, for reconciliations of EBITDA and EBITDA margin to our closest reported U.S. GAAP measures, refer to the appendix of this press release.

We believe that EBITDA and EBITDA margin are useful to provide additional information to investors about certain material non-cash and non-recurring items. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, because not all companies use identical calculations, this presentation of EBITDA and EBITDA margin may not be comparable to other similarly titled measures of other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. EBITDA is calculated as net income attributable to Medpace Holdings, Inc. before income tax expense, interest expense, net, depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by Revenue, net for each period. Our presentation of EBITDA and EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
(Amounts in thousands, except per share amounts)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue, net	$259,678	$229,886	$925,925	$860,969
Operating expenses:
Direct service costs, excluding depreciation and amortization	91,429	85,484	354,426	321,006
Reimbursed out-of-pocket expenses	85,397	81,703	292,773	294,266
Total direct costs	176,826	167,187	647,199	615,272
Selling, general and administrative	22,381	21,261	92,156	95,245
Depreciation	3,534	2,325	11,652	8,360
Amortization	1,949	2,995	7,876	14,829
Total operating expenses	204,690	193,768	758,883	733,706
Income from operations	54,988	36,118	167,042	127,263
Other (expense) income, net:
Miscellaneous (expense) income, net	(257)	(289)	1,183	(863)
Interest (expense) income, net	(29)	388	307	(1,568)
Total other (expense) income, net	(286)	99	1,490	(2,431)
Income before income taxes	54,702	36,217	168,532	124,832
Income tax provision	3,836	6,404	23,148	24,389
Net income	$50,866	$29,813	$145,384	$100,443
Net income per share attributable to common shareholders:
Basic	$1.43	$0.82	$4.07	$2.79
Diluted	$1.35	$0.78	$3.84	$2.67
Weighted average common shares outstanding:
Basic	35,578	36,042	35,635	35,881
Diluted	37,649	37,928	37,708	37,576

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)
	As Of December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$277,766	$131,920
Accounts receivable and unbilled, net	160,962	155,662
Prepaid expenses and other current assets	34,923	29,446
Total current assets	473,651	317,028
Property and equipment, net	85,017	47,292
Operating lease right-of-use assets	113,809	52,152
Goodwill	662,396	662,396
Intangible assets, net	46,474	54,350
Deferred income taxes	536	376
Other assets	8,794	9,477
Total assets	$1,390,677	$1,143,071
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,552	$22,404
Accrued expenses	134,367	109,252
Advanced billings	255,664	192,359
Other current liabilities	23,527	18,987
Total current liabilities	440,110	343,002
Operating lease liabilities	115,143	45,212
Deferred income tax liability	13,551	12,849
Other long-term liabilities	16,094	15,725
Total liabilities	584,898	416,788
Commitments and contingencies
Shareholders’ equity:
Preferred stock - $0.01 par-value; 5,000,000 shares authorized; no shares issued and outstanding at December 31, 2020 and 2019, respectively	-	-
Common stock - $0.01 par-value; 250,000,000 shares authorized at December 31, 2020 and 2019, respectively; 35,519,989 and 36,065,278 shares issued and outstanding at December 31, 2020 and 2019, respectively	355	360
Treasury stock - 185,000 and 200,000 shares at December 31, 2020 and 2019, respectively	(5,578)	(6,030)
Additional paid-in capital	695,904	666,585
Retained earnings	115,229	68,109
Accumulated other comprehensive loss	(131)	(2,741)
Total shareholders’ equity	805,779	726,283
Total liabilities and shareholders’ equity	$1,390,677	$1,143,071

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)	Twelve Months Ended
	December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$145,384	$100,443
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	11,652	8,360
Amortization	7,876	14,829
Stock-based compensation expense	13,784	20,741
Amortization of debt issuance costs and discount	-	954
Noncash lease expense	13,924	9,949
Deferred income tax provision	527	10,050
Amortization and adjustment of deferred credit	(706)	(801)
Other	(22)	1,754
Changes in assets and liabilities:
Accounts receivable and unbilled, net	(5,530)	(21,256)
Prepaid expenses and other current assets	(3,724)	(7,381)
Accounts payable	(2,597)	4,730
Accrued expenses	24,231	21,824
Advanced billings	63,407	44,584
Lease liabilities	(11,506)	(9,034)
Other assets and liabilities, net	1,976	2,121
Net cash provided by operating activities	258,676	201,867
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment expenditures	(31,340)	(17,912)
Other	126	(1,232)
Net cash used in investing activities	(31,214)	(19,144)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock option exercises	15,992	6,520
Repurchases of common stock	(98,274)	-
Payment of debt	-	(80,438)
Net cash used in financing activities	(82,282)	(73,918)
EFFECT OF EXCHANGE RATES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	666	(167)
INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	145,846	108,638
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — Beginning of period	131,920	23,282
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — End of period	$277,766	$131,920

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(Amounts in thousands, except per share amounts)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
RECONCILIATION OF GAAP NET INCOME TO EBITDA
Net income (GAAP)	$50,866	$29,813	$145,384	$100,443
Interest expense (income), net	29	(388)	(307)	1,568
Income tax provision	3,836	6,404	23,148	24,389
Depreciation	3,534	2,325	11,652	8,360
Amortization	1,949	2,995	7,876	14,829
EBITDA (Non-GAAP)	$60,214	$41,149	$187,753	$149,589
Net income margin (GAAP)	19.6%	13.0%	15.7%	11.7%
EBITDA margin (Non-GAAP)	23.2%	17.9%	20.3%	17.4%

FY 2021 GUIDANCE RECONCILIATION (UNAUDITED)

(Amounts in millions, except per share amounts)	Forecast 2021
	Net Income		Net income per diluted share
	Low	High	Low	High
Net income and net income per diluted share (GAAP)	$154.5	$170.5	$4.08	$4.50
Income tax provision	28.3	32.3
Interest income, net	(0.1)	(0.1)
Depreciation	17.2	17.2
Amortization	5.1	5.1
EBITDA (Non-GAAP)	$205.0	$225.0